As filed with the Securities and Exchange Commission on April 25, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carvana Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	5500	81-4549921
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

Telephone: (602) 852-6604

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ernie Garcia, III

Chief Executive Officer

1930 W. Rio Salando Parkway

Tempe, Arizona 85281

Telephone: (602) 852-6604

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C. Robert E. Goedert Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 Telephone: (312) 862-2000	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Telephone: (650) 752-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-224404

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, par value $0.001 per share	1,150,000	$27.50	$31,625,000	$3,937.31

(1)	Includes 150,000 shares subject to the underwriters’ option to purchase additional shares.
(2)	Based on the public offering price per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of Class A common stock, par value $0.001 per share, of Carvana Co., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consents. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224404), initially filed by the Registrant on April 23, 2018, declared effective by the Securities and Exchange Commission on April 25, 2018. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by the Registrant by 1,150,000 shares, which includes 150,000 additional shares that the underwriters have the option to purchase. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-224404), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Kirkland & Ellis LLP regarding the validity of the shares of Class A common stock registered.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm, as to Carvana Co.

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages to the Registration Statement on Form S-1 (File No. 333-224404) filed on April 23, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on April 25, 2018.

Carvana Co.

By:	/s/ Ernest C. Garcia, III
Name: Ernest C. Garcia, III
Title: Chief Executive Officer

***

Signature	Title

/s/ Ernest C. Garcia, III	Chief Executive Officer and Director (Principal Executive Officer)
Ernest C. Garcia, III

/s/ Mark Jenkins	Chief Financial Officer (Principal Financial Officer)
Mark Jenkins

/s/ John McKeon	Senior Director of Accounting and Controller (Principal Accounting Officer)
John McKeon

*	Director
Dan Quayle

*	Director
Michael Maroone

*	Director
Ira Platt

*	Director
Greg Sullivan

*	The undersigned, by signing his name hereto, does sign and execute this Registration Statement on Form S-1 pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed as Exhibits 24.1 hereto on behalf of such officers and directors.

/s/ Paul Breaux
Paul Breaux
Attorney-in-Fact